Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ctrip.com International, Ltd. of our report dated April 13, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Ctrip.com International, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, People’s Republic of China
June 22, 2017